Exhibit 99.2

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746FE6	FACE AMOUNT: $
REGISTERED NO. 1

WELLS FARGO & COMPANY

Basket Linked Notes due October 9, 2008

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on October 9, 2008 and to pay interest on the Face Amount of this Security at the rate of             % per annum from                 , 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on July 15 of each year commencing July 15, 2004, until July 15, 2008. No interest shall accrue on this Security on or after July 15, 2008. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the July 1 (whether or not a Business Day) next preceding such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security:

•	if the Final Basket Level is higher than, equal to or no more than 25% lower than the Initial Basket Level, the sum of:

(A)	$1,000; and

(B)	the Additional Amount, if any; and

•	if the Final Basket Level is lower than the Initial Basket Level by more than 25%, the sum of:

(A)	$1,000 minus the product of

(i)	$1,000, and

(ii)	(Initial Basket Level – Final Basket Level) - .25; and

Initial Basket Level

(B)	the Additional Amount, if any.

Set forth below are certain defined terms used in this Security in connection with the determination of the Maturity Payment Amount.

“Additional Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to greater of (i) zero and (ii) the product of:

•	$1,000; and
•	Average Basket Level – Initial Basket Level

Initial Basket Level

“Average Basket Level” shall mean, except as set forth in the next sentence, the arithmetic average of the Closing Levels of the Basket on the last Trading Day of each of the sixty-three months starting from and including July 2003 and ending at and including September 2008. If the Calculation Agent determines that one or more Market Disruption Events have occurred with respect to any Common Stock included in the Basket on any of these dates, the Calculation Agent will determine the Closing Level for such date by reference to the Closing Level of the Basket on the next Trading Day on which there is not a Market Disruption Event; provided, however, that if a Market Disruption Event occurs on the last Trading Day of September 2008 and the next Trading Day on which there is not a Market Disruption Event has not occurred on or prior to October 3, 2008, the Calculation Agent will make a good faith estimate in its sole discretion of the Closing Level of the Basket on October 3, 2008 or, if October 3, 2008 is not a Trading Day, the first Trading Day preceding October 3, 2008, that would have prevailed in the absence of the Market Disruption Event and that good faith estimate will be the Closing Level of the Basket for September 2008.

“Basket” shall mean the basket composed of the Common Stocks.

“Business Day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in Minneapolis, Minnesota or New York, New York are authorized or required by law or executive order to remain closed.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement dated as of                 , 2003 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Average Basket Level, the Additional Amount, if any, and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agency Agreement, the Company may appoint a different Calculation Agent from time to time after the original issuance date of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

“Closing Level” of the Basket shall mean, on any date, (i) the sum of the products resulting from multiplying the Closing Price for each Common Stock included in the Basket on such date by the then current Multiplier of such Common Stock plus (ii) distributions made to holders of the Common Stocks included in the Basket from time to time as a result of certain extraordinary corporate transactions involving the issuers of those Common Stocks in the manner and to the extent set forth in “Adjustments to Securities that Comprise the Basket.”

“Closing Price” shall mean with respect to any Common Stock on any day (1) if the Common Stock is listed on a national securities exchange on that date, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal United States exchange on which the security is listed or admitted to trading, (2) if the Common Stock is not listed on a national securities exchange on that date, or if the closing sale price or last reported sale price is not obtainable (even if the security is listed or admitted to trading on such exchange), and the security is quoted on the Nasdaq National Market, the closing bid price or, if no closing bid price is reported, the last reported bid price on that date as reported on the Nasdaq, and (3) if the security is not quoted on the Nasdaq on that date or, if the closing bid price or last reported bid price is not obtainable (even if the security is quoted on the Nasdaq), the last quoted bid price for the security in the over the counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau, or a similar organization. If no sale price is available pursuant to clauses (1), (2) or (3) above, the Closing Price on any date will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the Common Stock obtained from as many dealers in such Common Stock (which may include any subsidiaries or affiliates of the Company), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent. A security “quoted on the Nasdaq National Market” will include a security included for listing or quotation in any successor to such system and the term “OTC Bulletin Board” will include any successor to such service.

“Common Stock(s)” shall mean the equity securities included in the Basket from time to time and shall initially be the common stocks of the following twenty-one companies: Alcoa Inc., The Allstate Corporation, AT&T Corp., Bank of America Corporation, Baxter International Inc., The Boeing Company, CIGNA Corporation, Eastman Kodak Company, E. I. du Pont de Nemours and Company, Exxon Mobil Corporation, Ford Motor Company, General Dynamics Corporation, General Electric Company, General Motors Corporation, Honeywell International Inc., Johnson & Johnson, McDonald’s Corporation, Rockwell Automation, Inc., Sears, Roebuck and Co., U.S. Bancorp and Verizon Communications Inc. “Common Stock(s)” also refers to any other equity securities included in the Basket after the original issuance date of the Securities of this series as a result of certain extraordinary corporate transactions involving such companies in the manner and to the extent set forth in “Adjustments to Securities that Comprise the Basket.”

“Initial Basket Level” shall mean $1,000.

“Face Amount” shall mean, when used with respect to any Security or Securities of this series, the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

“Final Basket Level” shall mean the Closing Level of the Basket on the last Trading Day in September 2008; provided, however, that if a Market Disruption Event occurs on the last Trading Day of September 2008 and the next Trading Day on which there is not a Market Disruption Event has not occurred on or prior to October 3, 2008, the Calculation Agent will make a good faith estimate in its sole discretion of the Closing Level of the Basket on October 3, 2008 or, if October 3, 2008 is not a Trading Day, the first Trading Day preceding October 3, 2008, that would have prevailed in the absence of the Market Disruption Event and that good faith estimate will be the Final Basket Level.

A “Market Disruption Event” with respect to a Common Stock included in the Basket will occur on any day if the Calculation Agent determines any of the following:

•	A material suspension or material limitation of trading in that Common Stock has occurred on that day, in each case, during the one-half hour period preceding the close of trading on the primary organized United States exchange or trading system on which that security is traded or, in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to the rules of any primary organized exchange or trading system similar to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. A “trading system” includes bulletin board services.

•	A material suspension or material limitation has occurred on that day, in each case, during the one-half hour period preceding the close of trading in options or futures contracts related to that Common Stock, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•	Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of that Common Stock or in respect of options or futures contracts related to that Common Stock, in each case traded on any major United States exchange or trading system or, in the case of securities of a non-United States issuer, traded on the primary non-United States exchange, trading system or market for that security.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	close of trading means 4:00 p.m., New York City time.

“Multiplier,” as it relates to a particular Common Stock, shall mean the number of shares or other units, including American Depositary Receipts (“ADRs”) (or fraction of a share or other unit expressed as a decimal), of such Common Stock included in the Basket. Each Multiplier will be adjusted in the manner and to the extent set forth in “Adjustments to Securities that Comprise the Basket.” The initial Multiplier for each Common Stock included in the Basket as of the original issuance date of the Securities of this series is as follows:

Common Stock	Initial Multiplier
Alcoa Inc.
The Allstate Corporation
AT&T Corp.
Bank of America Corporation
Baxter International Inc.
The Boeing Company
CIGNA Corporation
E. I. du Pont de Nemours and Company
Exxon Mobil Corporation
Ford Motor Company
General Dynamics Corporation
General Electric Company
General Motors Corporation
Honeywell International Inc.
Johnson & Johnson
McDonald’s Corporation
Rockwell Automation, Inc.
Sears, Roebuck and Co.
U.S. Bancorp
Verizon Communications Inc.

“Stated Maturity Date” shall mean October 9, 2008.

“Trading Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which The New York Stock Exchange, The Nasdaq National Market and the American Stock Exchange are open for trading.

Adjustments to Securities that Comprise the Basket

Adjustments to Common Stocks included in the Basket will be made by adjusting the Multiplier then in effect for the Common Stocks, by adding new Common Stocks or cash and/or by removing current Common Stocks in the circumstances described below. For purposes of these adjustments, except as noted below, ADRs are treated like Common Stock if a comparable adjustment to the foreign shares underlying the ADRs is made pursuant to the terms of the depositary arrangement for the ADRs or if holders of ADRs are entitled to receive property in respect of the underlying foreign share.

•	If a Common Stock is subject to a stock split or reverse stock split, then once the split has become effective, the Multiplier relating to that Common Stock will be adjusted. The Multiplier will be adjusted to equal the product of the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split and the prior Multiplier.

•	If a Common Stock is subject to a stock dividend or stock distribution in such Common Stock that is given equally to all holders of shares, then once the Common Stock is trading ex-dividend, the Multiplier will be increased by the product of the number of shares issued with respect to one share and the prior Multiplier. The “ex-dividend” date with respect to any dividend, distribution or issuance is the first date on which Common Stock included in the Basket trades in the regular way on its principal market without the right to receive the dividend, distribution or issuance.

•	If the issuer of a Common Stock, or, if a Common Stock is an ADR, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the Common Stock will continue to be included in the Basket so long as the primary exchange, trading system or market is reporting a Closing Price for the Common Stock. If a Closing Price, including a price on a bulletin board service, is no longer available for a Common Stock included in the Basket, then the value of that Common Stock will equal zero for so long as no Closing Price is available, and no attempt will be made to find a replacement stock or increase the Basket to compensate for the deletion of that Common Stock.

•	If the issuer of a Common Stock, or, if a Common Stock is an ADR, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the Common Stock are entitled to receive cash, securities, other property or a combination of those in exchange for the Common Stock, then the following will be included in the Basket:

•	To the extent cash is received, the Basket will include, at the time holders are entitled to receive the cash consideration, an amount of cash equal to the product of the Multiplier and the cash consideration received for each share of the former Common Stock plus accrued interest, and the former Common Stock will be removed from the Basket. Interest will accrue beginning on the first London Business Day after the day on which holders receive the cash consideration until the Stated Maturity Date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence. A “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

•	To the extent that equity securities that are traded or listed on an exchange, trading system or market are received, once the exchange for the new securities has become effective, the former Common Stock will be removed from the Basket and the new securities will be added to the Basket. The Multiplier for the new securities will equal the product of the last value of the Multiplier of the original underlying Common Stock and the number of securities of the new security exchanged with respect to one share of the original Common Stock.

•	To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, once the exchange has become effective, the former Common Stock will be removed from the Basket and the Calculation Agent will determine the fair market value of the securities or other property received for each share of such former Common Stock and the Basket will include an amount of cash equal to the product of the Multiplier and such fair market value. The Basket will also include accrued interest on that amount. Interest will accrue beginning on the first London Business Day after the day on which the holders receive the securities or other property until the Stated Maturity Date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•	If all of the shares of a Common Stock of an issuer in the Basket are converted into or exchanged for the same or a different number of shares of any class or classes of Common Stock other than that Common Stock included in the Basket, whether by capital reorganization, recapitalization or reclassification, then, once the conversion has become effective, the former Common Stock will be removed from the Basket and the new Common Stock will be added to the Basket. The Multiplier for each new Common Stock added to the Basket will equal the product of the last value of the Multiplier of the original Common Stock and the number of shares of the new Common Stock issued with respect to one share of the original Common Stock.

•	If the issuer of any Common Stock included in the Basket issues transferable rights or warrants to all holders of such Common Stock to subscribe for or purchase such Common Stock at an exercise price per share that is less than the Closing Price of such Common Stock on the Trading Day before the ex-dividend date for issuance, then the Multiplier will be adjusted to equal the product of the prior Multiplier and the following fraction:

•	the numerator will be the number of shares of such Common Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of such Common Stock offered for subscription or purchase under those transferable rights or warrants, and

•	the denominator will be the number of shares of such Common Stock outstanding at the close of business on the Trading Day before that ex-dividend date plus the product of (1) the total number of additional shares of such Common Stock offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the Closing Price on the Trading Day before that ex-dividend date.

To the extent that, after the expiration of such rights or warrants, such issuer’s Common Stock offered thereby has not been delivered, the Multiplier for such Common Stock will be further adjusted to equal the Multiplier which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.

•	If the issuer of a Common Stock in the Basket, or if a Common Stock is an ADR, the issuer of the underlying foreign share, issues to all of its shareholders Common Stock or another equity security that is traded or listed on an exchange, trading system or market of an issuer other than itself, then the new Common Stock or other equity security will be added to the Basket. The Multiplier for the new Common Stock or other equity security will equal the product of the last value of the Multiplier with respect to the original Common Stock and the number of shares of the new Common Stock or other equity security issued with respect to one share of the original Common Stock.

•	If a Common Stock is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash, equity securities that are not traded or listed on an exchange, trading system or market, non-equity securities or other property of any kind which is received equally by all holders of its Common Stock, then the Basket will include the following:

•	To the extent cash is entitled to be received, the Basket will include on each day after the time that the Common Stock trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the amount of cash to be received (such amount equal to the product of the Multiplier and the cash received for each share of Common Stock), discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received. When the cash consideration is received, the Basket will include such amount of the cash consideration, plus accrued interest. Interest will accrue beginning the first London Business Day after the day that holders receive the cash consideration until the Stated Maturity Date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•	To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, the Calculation Agent will determine the fair market value of the securities or other property received for each share of Common Stock and the Basket will include an amount of cash equal to the product of the Multiplier and such fair market value. The Basket will also include accrued interest on that amount. Interest will accrue beginning on the first London Business Day after the day that an affiliate of the Company sells the securities or other property used to hedge the obligations of the Company under the Securities of this series until the Stated Maturity Date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

•	A dividend or other distribution with respect to any Common Stock included in the Basket will be deemed to be an extraordinary dividend or distribution if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for such Common Stock by an amount equal to at least 10% of Closing Price of such Common Stock on the Trading Day before the ex-dividend date. The amount of an extraordinary dividend or distribution with respect to an extraordinary dividend or distribution for any Common Stock included in the Basket equals (1) for an extraordinary dividend or distribution that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend or distribution per share of such Common Stock minus the amount per share of the immediately preceding dividend or distribution, if any, that was not an extraordinary dividend or distribution for such Common Stock, or (2) for an extraordinary dividend or distribution that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend or distribution.

•	If similar corporate events occur with respect to the issuer of an equity security included in the Basket in the future, adjustments similar to the above will be made for that equity security.

If more than one event occurs that requires adjustment to a particular Multiplier, the Calculation Agent will adjust the Multiplier in the order in which each event occurs, and on a cumulative basis. Thus, after adjusting the Multiplier for the first event, the Calculation Agent will then adjust the Multiplier for the second event. The second adjustment will be made to the Multiplier after adjustment is made for the first event, and so on for each subsequent event.

No adjustment to a Multiplier will be required other than those specified above. The Calculation Agent may, at its sole discretion, make additional adjustments in other circumstances where the Calculation Agent determines that it is appropriate to reflect those changes to ensure an equitable result.

No adjustments of any Multiplier of a Common Stock will be required unless the adjustment would require a change of at least 0.1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded up or down to the nearest 0.0001, with 0.00005 being rounded downward.

Within 30 Business Days following the occurrence of an event that requires an adjustment to a Multiplier, or, if later, within 30 Business Days following the date on which the Company became aware of the occurrence, the Company will provide written notice to the Trustee, which will provide notice to the Holders of the occurrence of the event, and a statement in reasonable detail setting forth the adjustment made to that Multiplier.

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount. In addition, the Calculation Agent will determine (i) the Closing Levels of the Basket, (ii) the Final Basket Level,

(iii) whether adjustments to the Multipliers of the Common Stocks included in the Basket are required under the circumstances described in this Security, (iv) the fair market value of certain distributions made with respect to the Common Stocks included in the Basket and (v) whether a Market Disruption Event has occurred.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. Except as otherwise provided under “Adjustments to Securities that Comprise the Basket,” all percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:                                 , 2003

WELLS FARGO & COMPANY

By:
Its:

[SEAL]

Attest:
Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK MINNESOTA, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Basket Linked Notes due October 9, 2008

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $            ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to October 9, 2008. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the Stated Maturity Date and the date for determining the Closing Level for the last measurement period and the date for determining the Final Basket Level; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred on such date, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the date for determining the Closing Level for the last measurement period and the date for determining the Final Basket Level. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes to treat this Security as a financial contract with cash settlement, rather than as a debt instrument.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to its Face Amount. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount and the interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Maturity Payment Amount or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —  _______________________Custodian ________________________

(Cust)                                                              (Minor)

Under Uniform Gifts to Minors Act

___________________________

                        (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

___________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint _____________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: ________________________________

                                                                                                                                       ______________________________________

                                                                                                                                       ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.